FILED                                                          EXHIBIT 3.1
RECEIVED                                                       STEVE HALL
SECRETARY OF STATE                                             REGISTER OF DEEDS
98 APR 28 PM 1:50                                              KNOX COUNTY
REILLY DARNELL
SECRETARY OF STATE

                              ARTICLES OF AMENDMENT
                                       TO
                          AMENDED AND RESTATED CHAPTER
                                       OF
                          SMOKY MOUNTAIN BANCORP, INC.

 TO THE SECRETARY OF STATE OF THE STATE OF TENNESSEE:

      Pursuant to the provisions of Section 48-20-106 06 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

            1. The name of the Corporation is SMOKY MOUNTAIN BANCORP, INC.

            2. The amendment is to be effective when filed with the Secretary of State.

            3. Article 1 of the Charter shall be deleted in its entirety and replaced with the following:

                  1.  NAME:.   The  name  of  the   Corporation   is   BankFirst
            Corporation.

            4. Article 2.(a) of the Charter shall be deleted in its entirely and replaced with the following:

            2. AUTHORIZED SHARES.

            (a) The total number of shares of capital stock which the corporation shall have authority to issue is 16,000,000, of which 15,000,000 shares shall be voting common stock of par value of Two Dollars and Fifty Cents ($2.50) per share (hereafter called the "Common Stock"), and 1,000,000 shares shall be preferred stock of par value of Five Dollars ($5.00) per share (hereafter called the "Preferred Stock").

      5. The amendment was adopted by the vote of a majority of the outstanding voting common stock at the Annual Meeting of the Stockholders held on April 27, 1998.

      Dated: April 27, 1998

                                         SMOKY MOUNTAIN BANCORP, INC.

                                         By: Fred R. Lawson
                                             ----------------------------------
                                             Fred R. Lawson, President
                                             and Chief Executive Officer